Exhibit 99.1

CONTINENTAL MATERIALS CORPORATION
REPORTS RESOLUTION OF LISTING DEFICIENCY WITH
AMERICAN STOCK EXCHANGE

CHICAGO, JULY 18 — Continental Materials Corporation (AMEX; CUO) today reported that on July 17, 2006 it was informed by the American Stock Exchange that the Company has resolved its previously reported listing deficiency with the Exchange. The finding comes following the Company filing its Form 10-K for the fiscal year ended December 31, 2005 on June 30, 2006 and Form 10-Q for the quarter ended April 1, 2006 on July 14, 2006.

CAUTIONARY STATEMENT— Statements in this document that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. It is important to note that many factors could cause actual results to differ materially from those projected in such forward-looking statements, including the Company’s ability to maintain compliance with the AMEX listing standards. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Many of the factors that will determine these results and values are beyond the Company’s ability to control or predict. Shareholders are cautioned not to put undue reliance on forward-looking statements. In addition, the Company does not have any intention or obligation to update forward-looking statements after the date hereof, even if new information, future events, or other circumstances have made them incorrect or misleading.